Exhibit 23.1

Consent of Independent Auditor

We consent to the use in this Registration Statement on Form S-4 of Capital Bancorp, Inc. of our report dated March 27, 2024, relating to the consolidated financial statements of Integrated Financial Holdings, Inc. and Subsidiaries, appearing in this joint proxy statement/prospectus.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ Elliott Davis, PLLC

Raleigh, North Carolina
May 31, 2024